Exhibit 23.05


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 8, 1996 included in United States Filter Corporation's Report on Form 8-K dated November 6, 1996 and to all references to our Firm included in this registration statement.

                                          /s/  Arthur Andersen LLP
                                                Arthur Andersen LLP

Minneapolis, Minnesota
March 21, 1997